EXHIBIT 99.1

SLEEP NUMBER CORPORATION TO ANNOUNCE
SECOND QUARTER 2025 RESULTS ON JULY 30, 2025

Minneapolis – (July 22, 2025) – Sleep Number Corporation (Nasdaq: SNBR) will release its fiscal second quarter results through June 28, 2025, before market open on Wednesday, July 30, 2025. Management will host its regularly scheduled conference call to discuss the company’s results at 8:30 a.m. EDT (7:30 a.m. CDT; 5:30 a.m. PDT). To access the webcast, please visit the investor relations area of the Sleep Number website at https://ir.sleepnumber.com. The webcast replay will remain available for approximately 60 days.

About Sleep Number Corporation

Sleep Number is a sleep wellness company. We are guided by our purpose to improve the health and wellbeing of society through higher quality sleep. To date, our innovations have improved nearly 16 million lives. Our sleep wellness platform helps solve sleep problems, whether it’s providing individualized temperature control for each sleeper through our Climate360 smart bed or applying our 34 billion hours of longitudinal sleep data and expertise to research with global institutions.
Our smart bed ecosystem helps people sleep better by offering adjustable comfort and personalized sleep and health insights. Millions of Smart Sleepers benefit from higher quality sleep, and our 3,400 dedicated team members are passionate about creating innovative solutions through our vertically integrated business model, including direct-to-consumer selling in 630 stores and online.

To learn more about life-changing, individualized sleep, visit a Sleep Number® store near you, our newsroom and investor relations sites, or SleepNumber.com.

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Investor Contact: investorrelations@sleepnumber.com

Media Contact: Muriel Lussier; muriel.lussier@sleepnumber.com